Exhibit 10.53

FIRST AMENDMENT TO INTERCONNECTION AGREEMENT

This FIRST Amendment to the Interconnection Agreement (“First Amendment”) is made by and between NEUTRAL TANDEM, INC. (“Neutral Tandem”) and Sprint Spectrum, L.P. d/b/a Sprint PCS. This Amendment is effective as of July 1, 2007

BACKGROUND

1. Sprint Spectrum, L.P. d/b/a Sprint PCS and Neutral Tandem entered into an Interconnection Agreement effective as of July 1, 2004 (the “Agreement”).

2.	The parties wish to amend the Agreement to reflect the following changes:

THE AGREEMENT

The parties agree as follows:

1. The Parties agree to add the following entity as a contracting party to the Agreement: Sprint Communications Company L.P. For all purposes under the Agreement then, the term “SPRINT” means Sprint Spectrum L.P. d/b/a Sprint PCS and Sprint Communications Company L.P.

2. Definitions. All capitalization terms not defined in this Amendment have the same meanings given to those terms in the Agreement.

3. The definition of “Local Traffic” is hereby replaced with the following:

Definition of “Local Traffic”. Telecommunications traffic exchanged between any telecommunications carrier and SPRINT.

4. The definition of “Mobile Switching Center” is hereby deleted.

5. Section 7 of the Agreement, “Facility Compensation”, is hereby replaced with the following:

Facility Compensation: Neutral Tandem shall be responsible for all facilities and transport of Local Traffic including, but not limited to, any muxing, port, or termination costs associated with delivering Local Traffic to or from Sprint’s switch to or from Neutral Tandem’s tandem location. For the avoidance of doubt, the Facility Compensation reflects all costs on the Neutral Tandem side of the mutually agreed upon point of interconnection.

6. Section References. Section titles used in this Amendment have no substantive meaning and are not a part of the parties’ agreement.

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7. Successors and Assigns. This Amendment is binding upon and inures to the benefit of the successors and permitted assigns of the parties.

8. Entire Agreement. Except as expressly modified by this Amendment, the Agreement is and will remain in full force and effect in accordance with its terms and constitutes the legal and binding obligations of SPRINT and Neutral Tandem. This First Amendment, including the Agreement, is the complete agreement of the parties and supersedes any prior agreements or representations, whether oral or written, with respect to the subject matter of this Amendment.

SPRINT and Neutral Tandem have executed this Amendment by their authorized representatives as of the date first set forth above.

Neutral Tandem, Inc.		Sprint Spectrum, L.P. Sprint Communications Company L.P.

By:	/s/ Surendra Saboo	By:	/s/ Keith Kassien for Gary B. Lindsey
Name:	Surendra Saboo	Name:	Gary B. Lindsey
Title:	EVP & COO	Title:	Dir. - Network Access

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